UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 15, 2010

World Fuel Services Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9533

Florida	59-2459427
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

9800 Northwest 41st Street, Suite 400

Miami, Florida 33178

(Address of principal executive offices, including zip code)

(305) 428-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 15, 2010, World Fuel Services Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as Representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), for the sale of 8,000,000 shares of the Company’s common stock at a price to the public of $25.00 per share pursuant to an effective shelf registration statement on Form S-3 (File No. 333-169325). In addition, the Underwriters have an option to purchase up to an additional 1,200,000 shares of the Company’s common stock on the same terms for 30 days from the date of the Underwriting Agreement to cover over-allotments. The offering is expected to close on or about September 21, 2010, subject to customary closing conditions. The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 15, 2010, the Company issued a press release announcing the pricing of its registered underwritten public offering of common stock. A copy of the press release is attached hereto as Exhibit 99.1

The information contained in this Item 7.01 and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement among World Fuel Services Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC.

99.1	Press Release, dated September 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 15, 2010	World Fuel Services Corporation

/s/ R. Alexander Lake
R. Alexander Lake
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement among World Fuel Services Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC.

99.1	Press Release, dated September 15, 2010.